UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 15, 2015 (December 14, 2015)

Monroe Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

814-00866	27-4895840
(Commission File Number)	(IRS Employer Identification No.)

311 South Wacker Drive, Suite 6400, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 258-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On December 14, 2015, Monroe Capital Corporation (the “Company”) entered into the Amended and Restated Senior Secured Revolving Credit Agreement (the “Amended and Restated Credit Agreement”) with certain lenders party thereto and ING Capital LLC, as administrative agent. The Amended and Restated Credit Agreement amends and restates in its entirety the Company’s Senior Secured Revolving Credit Agreement (the “Credit Facility”).

The Credit Facility was amended to, among other things, (a) increase the size of the current revolver commitments under the Credit Facility to $160 million from $135 million, (b) expand the accordion feature to $300 million from $200 million, (c) reduce pricing by 25 basis points, to LIBOR plus 3.00% per annum, with a further step-down to LIBOR plus 2.75% when net worth exceeds $225 million, (d) extend the expiration of the revolving period from December 19, 2016 to December 14, 2019, during which period the Company, subject to certain conditions, may make borrowings under the facility and (e) extend the stated maturity date from December 19, 2017 to December 14, 2020.

Borrowings under the Credit Facility are subject to, among other things, a minimum borrowing/collateral base and substantially all of the Company’s assets are pledged as collateral under the Credit Facility. In addition, the Credit Facility requires the Company to, among other things (i) make representations and warranties regarding the collateral as well the Company’s business and operations, (ii) agree to certain indemnification obligations and (iii) agree to comply with various affirmative and negative covenants. The documentation for the Credit Facility also includes default provisions such as the failure to make timely payments under the Credit Facility, the occurrence of a change in control and the failure by the Company to materially perform under the operative agreements governing the Credit Facility, which, if not complied with, could accelerate repayment under the Credit Facility, thereby materially and adversely affecting the Company’s liquidity, financial condition and results of operations.

The description above is only a summary of the material provisions of the Amended and Restated Credit Agreement and is qualified in its entirety by reference to a copy of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

On December 15, 2015, the Company issued a press release regarding the matters described herein, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 9.01. Financial Statements and Exhibits.

10.1	Amended and Restated Senior Secured Revolving Credit Agreement among the Company as borrower, the Lenders party thereto, and ING Capital LLC, as Administrative Agent, dated December 14, 2015.

99.1	Press Release of Monroe Capital Corporation dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONROE CAPITAL CORPORATION

By:	/s/ Aaron D. Peck
Name: Aaron D. Peck
Title: Chief Financial Officer

Dated: December 15, 2015